UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2004

(Date of earliest event reported)

CLUBCORP, INC.

(Exact name of registrant as specified in its charter)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

Delaware	75-2778488
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

3030 LBJ Freeway, Suite 700

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

(972) 243-6191

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

On May 13, 2004, ClubCorp, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. The Company’s Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 28, 2004.

During the two most recent fiscal years ended December 31, 2002 and December 30, 2003, KPMG’s report opinions did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report contained a separate paragraph stating, “as discussed in Note 1 to the accompanying consolidated financial statements, ClubCorp changed its method of accounting for derivative instruments and hedging activities on December 27, 2000. Also, as discussed in Note 5 to the accompanying consolidated financial statements, effective December 26, 2001, ClubCorp changed its method of accounting for the impairment or disposal of long-lived assets.”

There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with the audits of the years ended December 31, 2002 and December 30, 2003, and the subsequent interim period through May 13, 2004. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

A letter from KPMG is attached as Exhibit 16 to this form 8-K.

During the two most recent fiscal years and through May 13, 2004, the Company has not consulted with Deloitte & Touche LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte & Touche LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.

Item 7. Financial Statements and Exhibits

Exhibit Number	Description
16	Letter from KPMG LLP Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP, INC.

By:	/s/ Jeffrey P. Mayer

Jeffrey P. Mayer Chief Financial Officer

Date:  May 19, 2004